SEACOAST FINANCIAL SERVICES CORPORATION

                     21,160,000 (Anticipated Maximum) Shares
                                 of Common Stock
                           (par value $.01 per share)

                                AGENCY AGREEMENT
                                ----------------

                               September __, 1998


Ryan, Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey  07039-5817

McConnell, Budd & Downes, Inc.
365 South Street
Morristown, New Jersey 07960

Ladies and Gentlemen:

     Seacoast Financial Services Corporation, a Massachusetts mutual holding company (the "Company"), and Compass Bank for Savings, a Massachusetts-chartered stock savings bank (the "Bank"), hereby confirm their agreement with Ryan, Beck & Co., Inc. ("Ryan, Beck") and McConnell, Budd and Downes ("McConnell Budd" and, together with Ryan Beck, the "Selling Agents") to serve as agents of the Company to assist the Company in the sale of Common Stock (as defined below) of the Company (the "Shares" or "Conversion Stock") in the Offering, as defined below, as follows:

     Introductory. The Company is converting (the "Conversion") from a
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Massachusetts-chartered mutual holding company to a Massachusetts corporation in accordance with the laws of the Commonwealth of Massachusetts and the United States and applicable regulations of the Massachusetts Division of Banks (the "Division"), (such laws and the regulations of the Division are referred to herein as the "Conversion Regulations"). The Conversion is to be conducted in accordance with a Plan of Conversion (the "Plan") adopted by the Company's Board of Trustees on April 23, 1998. Upon consummation of the Conversion, the Company will acquire Sandwich Bancorp, Inc. ("Sandwich Bancorp"), in a stock-for-stock exchange (the "Merger") pursuant to the Amended and Restated Affiliation and Merger Agreement dated as of March 23, 1998 (the "Merger Agreement"). Sandwich Bancorp is the holding company of Sandwich Co-operative Bank ("Sandwich Bank"). The Merger will be accomplished in accordance with the laws of the Commonwealth of Massachusetts and the United States and applicable regulations of the Division, the Massachusetts Board of Bank Incorporation (the "Bank Board"), the Federal Deposit Insurance Corporation (the "FDIC") and the Board of Governors of the Federal Reserve System (the "FRB") (such laws and the regulations of the Division, the Bank Board, the FDIC, and the FRB collectively, the "Merger Regulations", and together with the Conversion Regulations, the "Reorganization Regulations"). McConnell Budd has and will serve as financial advisor to the Company in connection with the Merger under agreement dated _________, 1998.

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Pursuant to the terms of the Merger Agreement, upon consummation of the Merger each outstanding share of common stock, par value $1.00 per share, of Sandwich Bancorp ("Sandwich Bancorp Common Stock") and each outstanding option to purchase Sandwich Bancorp Common Stock will automatically convert into and become exchangeable for a number of shares of Seacoast Financial's common stock determined according to a ratio (the "Exchange Ratio") set forth in the Merger Agreement. The Merger is expected to close on the tenth trading day following the consummation of the Conversion. The Conversion and the Merger are separate, distinct transactions, but one will not occur without the other. The Conversion will not be consummated until all conditions to the consummation of both the Conversion and the Merger have been satisfied or waived. The Conversion and the Merger are sometimes collectively referred to herein as the "Reorganization." The Company, the Bank, Sandwich Bancorp and Sandwich Bank are sometimes hereinafter collectively referred to as the "Constituent Institutions."

     The following applications have been filed in connection with the Conversion and the Merger: (i) an Application for Conversion (the "Conversion Application") and an Application for Merger (the "Merger Application") have been filed with the Division; (ii) a Bank Holding Company Application (the "Bank Board Application") has been filed with the Bank Board; (iii) a Bank Merger Act Application (the "BMA Application") has been filed with the FDIC; (iv) a Bank Holding Company Application on Form FR Y-3 (the "Holding Company Application") and a Notice of Conversion have been filed with the FRB; and (v) Requests for Notification to the Commissioner that satisfactory arrangements have been made, have been filed with the Depositors Insurance Fund of Massachusetts (the "DIFM Application") and with the Cooperative Central Bank of Massachusetts (the "CCB Application") and all amendments to the foregoing applications required to the date hereof have also been filed. The Conversion Application, the Merger Application, the Bank Board Application, the BMA Application, the Holding Company Application, the DIFM Application and the CCB Application are referred to herein collectively as, the "Reorganization Applications." The Conversion Application includes, among other things, the Company's Plan of Conversion From a Mutual Holding Company to a stock holding company (the "Plan").

     Upon consummation of the Conversion, the Company will be authorized to issue 110,000,000 shares of capital stock, of which 100,000,000 shares shall be common stock having a par value of $.01 per share (the "Common Stock"), and 10,000,000 shares shall be preferred stock having a par value of $.01 per share. Seacoast Financial, in accordance with the Plan, is offering, in a subscription offering by way of nontransferable subscription rights, Common Stock (the "Shares") for a purchase price of $10.00 per share (the "Purchase Price") in descending order of priority to (i) the Bank's Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of December 31, 1996);
(ii) the Bank's Supplemental Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of ______, 1998); (iii) the Bank's Employee Stock Ownership Plan and Trust (the "ESOP") (for a total of up to__% of the shares issued in the Offering, as defined below); and (iv) the employees, officers , trustees and directors of Seacoast Financial and the Bank (the "Subscription Offering"). Concurrently with or at any time during or after the subscription offering, the Company may offer the shares of Common Stock not subscribed for in the Subscription Offering for sale in a direct community offering to certain members of the general public (the "Community Offering"). Shares not subscribed for in the Subscription and Community Offerings may be offered for sale to certain members of the general public in a syndicated community offering (the "Syndicated Community Offering"). It is acknowledged that the Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all orders in the Community Offering and Syndicated Community Offering. The Subscription Offering, the Community Offering and the Syndicated Community Offering are referred to collectively herein as the "Offering." Except for the ESOP, generally no person may purchase in the Offering more than $750,000 of Conversion Stock; no person, together with

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associates and persons acting in concert with such person, may purchase in the aggregate more than $1.5 million of Conversion Stock in the Offering; provided that the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase or decrease such maximum purchase limitation.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-52889) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement becomes effective is hereinafter called the "Prospectus," except that if the Prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differs from the prospectus on file at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) from and after the time such prospectus is filed with or mailed to the Commission for filing.

     SECTION 1. Appointment of the Selling Agents; Compensation to the Selling
                --------------------------------------------------------------
Agents. Subject to the terms and conditions set forth below, the Company hereby
-------
appoints Ryan, Beck and McConnell Budd as its agents to consult with and advise the Company and the Bank, and to solicit subscriptions and purchase orders for Shares on behalf of the Company, in connection with the Company's offering of Common Stock in the Conversion. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Ryan, Beck and McConnell Budd accept such appointment and agree to consult with and advise the Company and the Bank as to the matters set forth in
Section 3 of the Engagement Letter between the Selling Agents, the Company and the Bank dated February 9, 1998, included as Exhibit A attached hereto, and to use their best efforts to solicit subscriptions and purchase orders for Shares in accordance with this Agreement; provided, however, that the Selling Agents shall not be responsible for obtaining subscriptions or purchase orders for any specific number of Shares, shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order.

     Subject to the prior approval of the Company and the Bank, the Selling Agents may also assemble and manage a selling group of broker dealers ("Selling Group") that are members of the National Association of Securities Dealers, Inc. ("NASD"), to participate in the solicitation of purchase orders for the Shares under a selected dealers' agreement (the "Selected Dealers' Agreement"), the form of which is set forth as Exhibit B to this Agreement.

     In addition to the reimbursement of the expenses specified in Sections 6, 7 and 8 hereof, the Selling Agents shall receive and the Company and the Bank shall pay (i) an advisory and management fee of $50,000 (the "Management Fee") and (ii) a fee of one percent (1.0%) of the dollar amount of the Shares sold in the Subscription Offering and Community Offering (the "Marketing Fee"), excluding shares purchased by officers, trustees, directors, employees (and immediate family thereof) and employee benefit plans of the Company and the Bank. Should a Selling Group (which may include the Selling Agents) under a Selected Dealers' Agreement be implemented, the Bank shall pay a fee to selected dealers ("Selected Dealers' Fee") of 5.0% of the dollar amount of the Shares sold by such dealers, no more than 1% of which shall be attributable to selling group management services. The Management Fee, Marketing Fee and Selected Dealers' Fee are hereinafter collectively referred to as the "Sales Compensation." It is acknowledged that

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the Bank paid the Selling Agents $50,000 of the Sales Compensation upon execution of the Engagement Letter.

     If (i) the Plan is abandoned or terminated by the Company; (ii) the Offering is not consummated by February 28, 1999; (iii) the Selling Agents terminate this Agreement because there has been a material adverse change in the financial condition or operations of the Bank since September 30, 1997; or (iv) immediately prior to the commencement of the Offering, the Selling Agents terminate this Agreement because, in their reasonable judgment, the Company and the Bank have failed to satisfactorily disclose all relevant information in the Registration Statement, the Prospectus and the Reorganization Applications or the Selling Agents determine that market conditions exist which might render the sale of the Shares by the Company inadvisable, the Selling Agents shall receive a fee of $50,000 for their advisory and administrative services as set forth in Exhibit A hereto in lieu of the Sales Compensation (offset by the $50,000 fee previously paid by the Company), in addition to reimbursement of their reasonable out-of-pocket expenses as set forth in Section 6 hereof. If there is a resolicitation of subscriptions for any reason, and the Selling Agents are required to provide significant additional services or expend significant additional time, the parties agree to negotiate in good faith an agreement to cover the Selling Agents's additional fees and expenses in connection therewith, including attorneys' fees and expenses.

     The compensation specified above shall be payable (to the extent not already paid) to the Selling Agents in next day clearinghouse funds on the earlier of the Closing Date (as hereinafter defined), a determination by the Company and the Bank to terminate or abandon the Plan or the termination of this Agreement by the Selling Agents or the Company and the Bank in accordance with the preceding paragraph. The Bank and the Company agree to reimburse the Selling Agents from time to time for the costs and expenses specified in Sections 6, 7 and 8 hereof, to the extent such costs and expenses are reasonably incurred by the Selling Agents, promptly upon receiving a reasonable accounting of such costs and expenses.

     SECTION 2. Closing Date; Release of Funds and Delivery of Certificates. If
                ------------------------------------------------------------
all conditions precedent to the consummation of the Conversion and the Offering, including, without limitation, the sale of all the Shares required by the Plan to be sold and the satisfaction or waiver of all conditions of the Merger are satisfied, the Company agrees to issue or have issued the Shares sold in the Offering and to release for delivery certificates evidencing such Shares on the Closing Date against payment therefor by release of funds from the special, interest-bearing account referred to in Section 5(p) hereof and by the authorized withdrawal of funds from deposit accounts at the Bank in accordance with the Plan; provided, however, that no such funds shall be released to the Company or withdrawn until the conditions specified in Section 9 hereof shall have been complied with to the reasonable satisfaction of the Selling Agents and their counsel. Such release, withdrawal and payment shall be made on the Closing Date, on a business day and at a time and place selected by the Selling Agents, which date and place shall be acceptable to the Bank and the Company, on at least two business days prior notice to the Bank and the Company (it being understood that such business day shall not be more than fifteen business days after the final approval of the stock issuance by the Division), or such other time or place as shall be agreed upon by the Selling Agents, the Bank and the Company. Certificates evidencing the Shares sold in the Offering shall be delivered directly to the purchasers thereof or in accordance with their directions. The hour and date upon which the Company shall release or deliver the Shares sold in the Offering in accordance with the terms hereof are called the "Closing Date."

     SECTION 3. Prospectus; Offering. The Shares are to be offered in the
                ---------------------
Offering at $10.00 per share, as set forth on the cover page of the Prospectus. There will be a maximum and minimum number of Shares

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offered. The number of Shares offered may be changed by the Company after consultation with the Selling Agents, subject to the provisions of the Plan, depending on market and financial conditions.

     SECTION 4. Representations and Warranties; Certain Covenants.
                --------------------------------------------------

     A. The Company and the Bank jointly and severally represent and warrant to and covenant with the Selling Agents as follows:

          (a) The Registration Statement was declared effective by the Commission on __________, 1998. At the time the Registration Statement, including the Prospectus contained therein, became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, any preliminary or final Prospectus, any Blue Sky Application (as defined in Section 7 hereof) or any Sales Information (as defined in Section 7 hereof) authorized by the Company or the Bank for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) Prospectus is filed with or mailed to the Commission for filing and at the Closing Date referred to in Section 2, the Registration Statement, any preliminary or final Prospectus, any Blue Sky Application or any Sales Information authorized by the Company or the Bank for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements in or omissions from the Registration Statement, any preliminary or final Prospectus, any Blue Sky Application or any Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Selling Agents expressly regarding the Selling Agents for use under the captions "Summary of Prospectus-Marketing Agent" and "The Offerings-Plan of Distribution and Selling Commissions" in the Prospectus.

          (b) The Company has filed with the Division the Conversion Application, including the Plan, the Registration Statement, the Prospectus and exhibits and supplemental material, and the Merger Application, and an amendment or amendments thereto, as required, and has published notice of such filings, as required, which Applications have been or prior to the Closing Date will be approved by the Division; and the Plan has been adopted by the Board of Trustees and the corporators of the Company (by a vote of at least two-thirds of the corporators, including a majority of the Company's "independent corporators" constituting at least 60% of all corporators, at a meeting specially called to consider the Plan).

          (c) The Bank has filed with the Bank Board the Bank Board Application, including exhibits and supplemental material, and an amendment or amendments thereto, as required, and has published notice of such filing, as required, which Application has been or prior to the Closing Date will be approved by the Bank Board.

          (d) The Bank and the Company have filed with the FDIC the BMA Application, including exhibits and supplemental material, and an amendment or amendments thereto, as

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     required, and have published notice of the filing of the BMA Application, as required, and the FDIC has approved the BMA Application.

          (e) The Company has filed with the FRB the Holding Company Application, including exhibits and supplemental material, and an amendment or amendments thereto, as required, and have published notice of such filing, as required, which Application has been approved by the FRB.

          (f) The Bank has filed with the Depositors Insurance Fund of Massachusetts (the "DIFM") the DIFM Application, including exhibits and supplemental material, and an amendment or amendments thereto, as required, which Application has been approved by the DIFM. The Bank has filed with the Cooperative Central Bank of Massachusetts (the "CCB") the CCB Application, including exhibits and supplemental material, and an amendment or amendments thereto, as required, which Application has been approved by the CCB.

          (g) At the Closing Date, the Conversion and the Offering will have been effected in the manner described in the Prospectus and in accordance with the Plan, the Conversion Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and the Offering imposed upon the Company or the Bank by the Commission, the Division, the Bank Board, the FDIC, the FRB, any state regulatory or Blue Sky authority or any other regulatory authority. At the Closing Date, the Company, the Bank, Sandwich Bancorp and Sandwich Bank will have completed the conditions precedent to the Merger in accordance with the Merger Agreement (other than the delivery of the Exchange Shares), and all applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon the Company, the Bank, Sandwich Bancorp or Sandwich Bank, by the BBI, the Division, the FDIC or any other regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Merger ("Effective Time").

          (h) No order has been issued by the Commission, the Division, the Bank Board, the FDIC, the FRB or any state regulatory or Blue Sky authority preventing or suspending the use of the Prospectus, and no action by or before any such governmental entity to revoke any approval, authorization or order of effectiveness related to the Conversion or the Offering is pending or threatened.

          (i) At the time of the approval of the Reorganization Applications by the applicable regulatory authorities (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Reorganization Applications complied and will comply in all material respects with the Reorganization Regulations. The prospectus contained in the Reorganization Applications (including any amendment or supplement thereto), at the time of the approval of the Reorganization Applications by the applicable regulatory authorities and at all times subsequent thereto until the Closing Date and the Effective Time, complied and will comply in all material respects with the Reorganization Regulations.

          (j) RP Financial, LC. ("RP Financial"), which prepared the Independent Valuation dated as of August 7, 1998, described in the Prospectus, is independent with respect to the Company and the Bank within the meaning of the Plan and the Conversion Regulations and is believed by the Company and the Bank to be experienced and expert in the valuation and the appraisal of business

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     entities, including savings institutions, and the Company and the Bank believe that RP Financial has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Conversion Regulations.

          (k) Arthur Anderson LLP("Arthur Anderson"), the firm which certified the financial statements of the Company filed as part of the Registration Statement, is, with respect to the Company and the Bank, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations. KPMG Peat Marwick LLP("Peat Marwick"), the firm which certified the financial statements of Sandwich Bancorp filed as part of the Registration Statement, is, with respect to Sandwich Bancorp and Sandwich Bank, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations.

          (l) The consolidated financial statements, together with the related schedules and notes thereto, included in the Registration Statement and which are part of the Prospectus present fairly the financial condition, results of operations, changes in retained earnings and cash flows of each of (i) the Company and its consolidated subsidiaries and (ii) Sandwich Bancorp and its consolidated subsidiaries, at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with financial statements and other reports filed by the Company and/or Sandwich Bancorp with the Division, the FDIC and the SEC except to the extent that accounting principles employed in such filings conform to the requirements of such authorities and not necessarily to generally accepted accounting principles. The other financial, statistical and pro forma information and related notes thereto included in the Prospectus present fairly the information shown therein on a basis consistent with the audited financial statements of the Company and/or Sandwich Bancorp included in the Registration Statement and which are part of the Prospectus, and as to the pro forma adjustments, such adjustments have been properly applied on the basis described therein.

          (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, net income, capital, properties, affairs or prospects of the Company, the Bank, Sandwich Bancorp, Sandwich Bank, or their respective subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) there has not been any material increase in the long-term debt of the Company, the Bank, Sandwich Bancorp, Sandwich Bank or their respective subsidiaries, nor has the Company, the Bank, Sandwich Bancorp, Sandwich Bank or their respective subsidiaries issued any securities or incurred any liability or obligations for borrowing other than in the ordinary course of business, (iii) there have not been any material transactions entered into by the Company, the Bank, Sandwich Bancorp, Sandwich Bank or their respective subsidiaries, except those transactions entered into in the ordinary course of business and those specifically described in or contemplated by the Prospectus, including the execution of loan documents pertaining to the ESOP, and (iv) the capitalization, liabilities, assets, properties and business of the Company, the Bank, Sandwich Bancorp, Sandwich Bank and their respective subsidiaries conform in all material respects to the descriptions thereof contained in the Prospectus. The Company, the Bank, Sandwich Bancorp, Sandwich Bank and their subsidiaries have no material liability of any kind, contingent or otherwise, except as reflected in

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     the financial statements filed as part of the Registration Statement or otherwise set forth in the Prospectus.

          (n) The Bank is now a Massachusetts-chartered stock savings bank and upon consummation of the Conversion will continue as such, and is duly authorized to conduct its business and own its property as described in the Registration Statement and Prospectus. The Company is now a Massachusetts chartered mutual holding company and upon consummation of the Conversion will become a Massachusetts-chartered business corporation and stock holding company, in both instances duly organized and validly existing and in good standing under the laws of the Commonwealth of Massachusetts with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus. Sandwich Bancorp has been duly organized as a Massachusetts corporation and is validly existing and in good standing under the laws of the Commonwealth of Massachusetts with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus. Sandwich Bank has been duly organized as a Massachusetts chartered cooperative bank and is validly existing under the laws of the Commonwealth of Massachusetts with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus. The Company, the Bank, Sandwich Bancorp, Sandwich Bank and their subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses; all such licenses, permits and governmental authorizations are in full force and effect; the Company, the Bank, Sandwich Bancorp, Sandwich Bank and their subsidiaries are in all material respects complying with all laws, rules, regulations and orders applicable to the operation of their respective businesses; and none of the Company, the Bank, Sandwich Bancorp, Sandwich Bank or their subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or governmental authorization which, singly or in the aggregate, if subject to an unfavorable decision, ruling or finding, might materially and adversely affect the conduct of the business, the financial condition or the net income, affairs or prospects of the combined institution taken as a whole. The articles of organization, certificate of incorporation, charter or similar instruments of the Company, the Bank, Sandwich Bancorp and Sandwich Bank are in full force and effect; no conservator or receiver has been appointed for any of the Company, the Bank, Sandwich Bancorp and Sandwich Bank; and the Bank and Sandwich Bank are each operating as an insured depository institution. Each of the Company, the Bank, Sandwich Bancorp and Sandwich Bank is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition or the business, operations, net income or prospects of the combined institution, taken as a whole. Upon consummation of the Conversion and the Reorganization, all of the outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and nonassessable; and all such stock will be owned directly by the Company, free and clear of all liens, encumbrances, claims or other restrictions. Each of the Company, the Bank, Sandwich Bancorp and Sandwich Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus; each of the subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization with the authority to conduct its business and own its property as described in the Registration Statement and the Prospectus; all of the outstanding stock of each subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; all such stock is owned directly by the Bank or Sandwich Bank, as the case may

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     be, free and clear of all liens, encumbrances, claims or other restrictions; and each of the subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified would not have a material adverse effect on the operations of the combined institution, taken as a whole. The activities of the subsidiaries are permitted to subsidiaries of a Massachusetts-chartered savings bank or co-operative bank, as the case may be, by the rules, regulations, policies and practices of the Division, the FDIC and any other state or federal authority having jurisdiction over such matters.

          (o) The deposit accounts of the Bank are, and following the Closing Date of the Conversion the deposit accounts of the Bank will be, insured by the Bank Insurance Fund (the "BIF"), or the Savings Association Insurance Fund (the "SAIF"), each as administered by the FDIC, and the DIFM, as administered by the Mutual Savings Central Fund, Inc., up to the maximum amounts allowed by law. The deposit accounts of Sandwich Bank are, and following the Closing Date of the Conversion the deposit accounts of Sandwich Bank will be, insured by the BIF or the SAIF, as administered by the FDIC, and the Share Insurance Fund, as administered by the CCB, up to the maximum amounts allowed by law. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders ("Liquidation Account") will be duly established in accordance with the requirements of the Conversion Regulations.

          (p) Upon consummation of the Conversion and the Merger, the authorized, issued and outstanding equity capital of the Company will be as set forth in the Prospectus under the caption "Capitalization"; no shares of Common Stock, or securities exercisable into or exchangeable for Common Stock, will have been issued prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable, the issuance of the Shares is not subject to any preemptive rights; and the terms and provisions of the Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

          (q) As of the date hereof and as of the Closing Date, none of the Company, the Bank, Sandwich Bancorp, Sandwich Bank, or any subsidiary is or will be in violation of its charter or By-Laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound; the consummation of the Conversion and the Merger, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank, and this Agreement has been validly executed and delivered by the Company and the Bank and is the valid, legal and binding obligation of the Company and the Bank enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors' rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, the charter or By-Laws of the Company (in either mutual or stock form), the Bank, Sandwich Bancorp, Sandwich Bank, or any subsidiary, or any material contract, lease or other instrument to which the Company, the Bank, Sandwich Bancorp, Sandwich Bank, or any subsidiary is a party or in which the Company, the Bank, Sandwich Bancorp, Sandwich Bank, or any subsidiary has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company, the Bank, Sandwich Bancorp, Sandwich Bank, or any subsidiary; or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Company, the Bank, Sandwich Bancorp, Sandwich Bank, or any subsidiary.

          (r) The Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, and the Company has all such power, authority, authorizations and orders as may be required to issue and sell the Shares as provided in the Plan and described in the Prospectus, subject to the approval of the applicable regulatory authorities and the satisfaction of any conditions of such approval.

          (s) The Company, the Bank, Sandwich Bancorp, Sandwich Bank and their respective subsidiaries have good and marketable title to all properties and assets which are material to the business of the combined entity taken as a whole, including those properties and assets described in the Prospectus as owned by them, free and clear of all liens, except such liens as are described in the Prospectus or are not materially significant or important in relation to the business of the combined entity and its subsidiaries on a consolidated basis; and all leases and subleases which are material to the business of the combined entity taken as a whole under which the Company, the Bank, Sandwich Bancorp, Sandwich Bank or any subsidiary holds properties, including those leases and subleases described in the Prospectus, are in full force and effect.

          (t) As of the date hereof and as of the Closing Date and the Effective Date, the Company, the Bank, Sandwich Bancorp and Sandwich Bank are not and will not be in violation of any directive from the Commission, the Division, the Bank Board, the FDIC, the FRB or any other agency to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commission, the Division, the Bank Board, the FDIC and the FRB), and no suit or proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body is or will be pending or, to the knowledge of the Company or the Bank, threatened, which might materially and adversely affect the Conversion or the Merger, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Prospectus, or which might result in any material adverse change in the financial condition, net income, capital, properties, affairs or prospects of the Company and the Bank taken as a whole, or Sandwich Bancorp and Sandwich Bank taken as a whole, as applicable, or which would materially affect their respective properties and assets.

          (u) The Company and the Bank have received an opinion of their counsel, Foley, Hoag and Eliot LLP, Boston, Massachusetts with respect to the federal income tax consequences of the

     Conversion and the Merger, and an opinion of Foley, Hoag & Eliot, LLP, Boston, Massachusetts, with respect to the Massachusetts state income tax consequences of the Conversion and the Merger; the federal tax opinion of Foley, Hoag and Eliot LLP, Boston, Massachusetts, is accurately summarized in the Conversion Application and the Prospectus. The facts and representations upon which such opinions are based are truthful, accurate and complete, and neither the Bank nor the Company will take any action inconsistent therewith.

          (v) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of the Company, the Bank or any subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company, the Bank and their subsidiaries taken as a whole is a party or by which any of them or any of their respective property is bound or affected which, in any such case, is material to the Company and the Bank and its subsidiaries taken as a whole; such agreements are in full force and effect and no other party to any such agreement has instituted or, to the knowledge of the Company or the Bank, threatened any action or proceeding wherein the Company, the Bank or any subsidiary would or might be alleged to be in default thereunder. No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of Sandwich Bancorp, Sandwich Bank or any subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which Sandwich Bancorp, Sandwich Bank and their subsidiaries taken as a whole is a party or by which any of them or any of their respective property is bound or affected which, in any such case, is material to Sandwich Bancorp, Sandwich Bank and its subsidiaries, taken as a whole; such agreements are in full force and effect and no other party to any such agreement has instituted or, to the knowledge of Sandwich Bancorp or Sandwich Bank, threatened any action or proceeding wherein Sandwich Bancorp, Sandwich Bank or any subsidiary would or might be alleged to be in default thereunder.

          (w) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of the Company, the Bank or any subsidiary has or will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Company and the Bank taken as a whole. Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of Sandwich Bancorp, Sandwich Bank or any subsidiary has or will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of Sandwich Bancorp and Sandwich Bank taken as a whole. For purposes of this Section 4(w), obligations for borrowed money do not include deposits.

          (x) The Company, the Bank, Sandwich Bancorp, Sandwich Bank and their subsidiaries have filed all federal, state and local tax returns required to be filed and have made timely payment of all taxes due and payable in respect of such returns and no deficiency has been asserted with respect thereto by any taxing authority.

          (y) Except as disclosed in the Prospectus with respect to the ESOP, none of the Company, the Bank, Sandwich Bancorp, Sandwich Bank or any subsidiary has made any payment of funds of the Company, the Bank, Sandwich Bancorp, Sandwich Bank or any subsidiary as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

          (z) Prior to the Conversion, the Bank had _______ shares of authorized capital stock, of which ___ shares were issued and outstanding, and the Company was not authorized to issue shares. Neither the Bank nor the Company has: (i) other than described in the Prospectus issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and the Merger and routine purchases and sales of securities for or from its portfolio; (iii) entered into a financial or management consulting agreement relating to the sale of stock, except as contemplated hereunder and in connection with the Merger; or (iv) engaged any intermediary between the Selling Agents and the Company or the Bank in connection with any offering of shares of its capital stock, and no person is being compensated in any manner for such service.

          (aa) Neither the Company, the Bank, Sandwich Bancorp, Sandwich Bank is required to be registered under the Investment Company Act of 1940, as amended.

          (bb) To the knowledge of the Company and the Bank, the Company has taken all necessary action to make such filings and/or to qualify or register the Shares for offer and sale in the Conversion and the Merger under the securities or Blue Sky laws of all jurisdictions wherein such Shares will be offered which require such filings and/or qualification or registration.

          (cc) All Sales Information used by the Company in connection with the Offering that is required by the Conversion Regulations to be filed has been filed with and approved by the applicable regulatory authority.

          (dd) Except for information provided in writing to the Company or the Bank by the Selling Agents for use in the Prospectus, the Company and the Bank have not relied upon the Selling Agents or its legal or other advisors for any legal, tax or accounting advice in connection with the Conversion.

          (ee) To the knowledge of the Company and the Bank on the one hand and to the knowledge of Sandwich Bancorp and Sandwich Bank on the other hand, each of the Company, the Bank, Sandwich Bancorp and Sandwich Bank and their respective subsidiaries is in compliance with all laws, rules and regulations relating to environmental protection, except where such failure would not have a material adverse effect on the financial condition of the combined entity taken as a whole, and none of the Company, the Bank, Sandwich Bancorp, Sandwich Bank or any subsidiary has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state law. No actions, suits, regulatory investigations or other proceedings are pending, or, to the knowledge of the Company and the Bank, threatened against the Company, the Bank, Sandwich Bancorp, Sandwich Bank or any subsidiary relating to environmental protection, nor does the Company or the Bank have any reason to believe any such proceedings may be brought against any of such entities. To the knowledge of the Company and the Bank on the one hand and to the knowledge of Sandwich Bancorp and Sandwich Bank, on the other hand, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties owned, operated or leased by, or pledged to, the Company, the Bank, Sandwich Bancorp, Sandwich Bank or any subsidiary, except such disposal, release or discharge which would not have a material adverse effect on the combined entity taken as a whole.

          (ff) No labor dispute with the employees of the Company, the Bank, Sandwich Bancorp, Sandwich Bank or any subsidiary exists or, to the knowledge of the Company or the Bank, is imminent.

          (gg) All of the loans represented as assets on the most recent financial statements or selected financial information of the Company and Sandwich Bancorp included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the combined entity taken as a whole.

     Any certificate signed by an officer of the Bank or of the Company and delivered to the Selling Agents or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Bank or the Company to the Selling Agents as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

          B. The Selling Agents represent and warrant to the Company and the Bank as follows:

               (a) The Selling Agents are registered as broker-dealers with the Commission and the NASD.

               (b) The Selling Agents are validly existing and in good standing as corporations under the laws of the State of New Jersey with the corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

               (c) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Selling Agents, and this Agreement is a legal, valid and binding obligation of the Selling Agents, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors' rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief.

               (d) The Selling Agents and, to the Selling Agents' knowledge, their employees, agents and representatives who shall perform any of the services required hereunder to be performed by the

          Selling Agents shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Ryan Beck and/or McConnell Budd are registered selling agents in the jurisdictions listed in Exhibit C hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

               (e) The execution and delivery of this Agreement by the Selling Agents, the fulfillment of the terms set forth herein and the consummation of the transactions herein contemplated shall not violate or conflict with the corporate charter or By-Laws of the Selling Agents or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which the Selling Agents are bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order applicable to it.

               (f) Any funds received by the Selling Agents to purchase Shares will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934 (the "1934 Act"), if applicable.

               (g) There is not now pending or, to the Selling Agents' knowledge, threatened against the Selling Agents any material action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning the Selling Agents' activities as a broker-dealer.

     SECTION 5. Additional Covenants of the Company and the Bank. The Company
                -------------------------------------------------
and the Bank hereby jointly and severally covenant with the Selling Agents as follows:

               (a) Neither the Company or the Bank will file any amendment or supplement to the Registration Statement or any Reorganization Application without notifying the Selling Agents of its intention to do so and providing the Selling Agents and their counsel an opportunity to review such amendment or supplement, nor will the Company or the Bank file any such amendment or supplement to which the Selling Agents or their counsel shall reasonably object.

               (b) The Company and the Bank will use their best efforts to cause each Reorganization Application not heretofore approved to be approved by the applicable regulatory authority and will promptly upon receipt of any information concerning the events listed below notify the Selling Agents: (i) of the approval of any Reorganization Application not heretofore approved; (ii) of the receipt of any comments from the Commission, the Division, the Bank Board, the FDIC, the FRB or any other governmental entity with respect to the Conversion, the Merger or the transactions contemplated by this Agreement; (iii) of the request by the Commission, the Division, the Bank Board, the FDIC, the FRB or any other governmental entity for any amendment or supplement to the Registration Statement, the Prospectus or any Reorganization Application or for additional information; (iv) of the issuance by the Commission, the Division, the Bank Board, the FDIC, the FRB or any other governmental entity of any order or other action suspending the Conversion or the Merger or the use of the Registration Statement or the Prospectus or any other filing of the Company and the Bank under the Conversion Regulations, the 1933 Act, 1933 Act Regulations or other applicable law, or the threat of any such action; (v) of the issuance by the Commission, the Division, the Bank Board, the FDIC, the FRB or any other state governmental authority of any stop order suspending the effectiveness of the Registration Statement or any Reorganization Application or of the initiation or threat of any proceedings for such purpose; or (vi) of the occurrence of any event mentioned in paragraph (f) below. The Company and the Bank will make every reasonable effort to prevent the issuance by the Commission, the Division, the Bank Board, the FDIC, the FRB or any other governmental authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Company and the Bank will provide copies of the foregoing comments, requests and orders to the Selling Agents upon receipt of such items.

               (c) The Company and the Bank will deliver to the Selling Agents and to their counsel two conformed copies of each of the following documents, with all exhibits: each Reorganization Application as originally filed and each amendment or supplement thereto and the Registration Statement as originally filed and each amendment thereto. In addition, the Company and the Bank will also deliver to the Selling Agents such number of copies of the closing documents with respect to the Conversion and the Offering as the Selling Agents may reasonably request.

               (d) The Company will furnish to the Selling Agents, from time to time during the period when the Prospectus is required to be delivered under federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity, such number of copies of the Prospectus (as amended or supplemented) as the Selling Agents may reasonably request for the purposes contemplated by such federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity. The Company authorizes the Selling Agents to use the Prospectus (as amended or supplemented) for any lawful manner in connection with the sale of the Shares.

               (e) The Company and the Bank will comply with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the Commission, the Division, the Bank Board, the FDIC, the FRB, any state regulatory or Blue Sky authority or any other governmental entity, including the terms, conditions, requirements and provisions contained in the Reorganization Regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated under the 1934 Act (the "1934 Act Regulations").

               (f) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Bank, to amend or supplement the Registration Statement or the Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Bank will, at their expense, forthwith prepare, file with the Commission and furnish to the Selling Agents a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Selling Agents and their counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

               (g) The Company and the Bank will take all necessary actions, in cooperation with the Selling Agents, and furnish to whomever the Selling Agents may direct such information as may be required to qualify or register the Shares for the Offering and sale by the Company under the applicable securities or Blue Sky laws of such jurisdictions as the Selling Agents may reasonably designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not otherwise required to be so qualified. In each jurisdiction where any of the Shares shall have been so qualified or registered, the Company will make and file such statements and reports as are or may be required by the laws of such jurisdiction.

               (h) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the prior written consent of the Selling Agents, any shares of, or any securities convertible into or exercisable for shares of, Common Stock other than in connection with the Merger or any other plan or arrangement described in the Prospectus.

               (i) During the period in which the Company's Common Stock is registered under the 1934 Act, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows of the Company and the Bank as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the Closing Date) financial information of the Company and the Bank for such quarter in reasonable detail.

               (j) During the period of three years from the date hereof, the Company will furnish to the Selling Agents: (i) promptly after it becomes available, a copy of each report of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports of Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), a copy of each other report of the Company mailed to its stockholders or filed with the Commission or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted and each press release and material news item and article released by the Company or the Bank, and (ii) from time to time, such other public information concerning the Company and the Bank as the Selling Agents may reasonably request.

               (k) The Company and the Bank will use the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus under the caption "Use of Proceeds."

               (l) Other than as permitted by the Reorganization Regulations, the laws of the Commonwealth of Massachusetts, the 1933 Act, the 1933 Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, neither the Company nor the Bank will distribute any Prospectus or other Sales Information in connection with the offer and sale of the Shares.

               (m) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

               (n) The Company will register the Common Stock under Section 12(g) of the 1934 Act effective on or prior to the Closing Date.

               (o) The Company will use its best efforts to obtain approval for, effective on or prior to the Closing Date, and maintain quotation of the Common Stock on the Nasdaq National Market System.

               (p) The Company will maintain appropriate arrangements for depositing all funds received from persons delivering orders to purchase Shares in the Subscription and Community Offerings on an interest-bearing basis at the rate described in the Prospectus until the Closing Date or until the Offering is terminated in accordance with the Plan and as described in the Prospectus. The Company will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the BIF and the DIFM (to the maximum extent allowable) and to enable the Company to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

               (q) The Company will take such actions and furnish such information as are reasonably requested by the Selling Agents in order for the Selling Agents to ensure compliance with Article III, Section 1, of the NASD's Rules of Fair Practice and the NASD's "Interpretation to Free Riding and Withholding."

               (r) The Company and the Bank will conduct their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Division, the FDIC and the FRB.

               (s) The Bank will not amend the Plan without the Selling Agents' prior written consent in any manner that, in the opinion of the Selling Agents, would affect the sale of the Shares or the terms of this Agreement, which approval shall not be unreasonably withheld.

               (t) The Company and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Selling Agents specified in Section 9 hereof.

               (u) Prior to the Closing Date, the Company shall have received approval of each Reorganization Application required to consummate the Merger, and all applicable waiting periods shall have expired.

     SECTION 6. Payment of Expenses. The Company and the Bank jointly and
                --------------------
severally agree to pay all expenses incident to the performance of the obligations of the Company and the Bank under this Agreement, including the following: (i) the preparation, printing, issuance and delivery of the certificates evidencing the Shares sold to the purchasers in the Offering and the printing and delivery of all other documents applicable to the Conversion and the Merger; (ii) the fees and disbursements of the Company's and the Bank's counsel, accountants and other advisors; (iii) the qualification of the Shares under all applicable securities or Blue Sky laws, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky Survey concerning such jurisdictions as the Selling Agents may reasonably designate; (iv) the printing and delivery to the Selling Agents in such quantities as the Selling Agents shall reasonably request of copies of the Registration Statement, the Prospectus and the Reorganization Applications as originally filed and as amended or supplemented and all other documents in connection with the Conversion and this Agreement; (v) the filing fees incurred in connection with the review of the Registration Statement, the Reorganization Applications and any other application, form or filing by the Commission, the Division, the Bank Board, the FDIC and the FRB; (vi) the filing fees and the fees and disbursements of counsel incurred in connection with the review of the Offering by the NASD;
(vii) the fees for listing the Shares on the Nasdaq National Market System;
(viii) the fees and expenses relating to the Independent Valuation; (ix) the fees and expenses relating to advertising expenses, temporary personnel expenses, expenses related to the Stock Information Center to be established, investor meeting expenses and other miscellaneous expenses relating to the marketing by the Selling Agents of the Shares; and (x) the fees and charges of any transfer agent, registrar or other agent. In the event that the Selling Agents incur any such expenses on behalf of the Company or the Bank, the Company or the Bank will pay or reimburse the Selling Agents for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth in the following paragraph. the Selling Agents will not incur any single expense of more than $1,000 pursuant to this paragraph without the prior approval of the Company or the Bank.

     In addition, the Company and the Bank will reimburse the Selling Agents for all reasonable out-of-pocket expenses, including legal fees and expenses, incurred by the Selling Agents in connection with the services provided by the Selling Agents to the Company and the Bank pursuant to this Agreement. Such legal fees shall not exceed $55,000 and such other out-of-pocket expenses incurred by Ryan Beck shall not exceed $15,000. The Selling Agents will provide the Company and the Bank with a detailed accounting of the out-of-pocket expenses referred to in this paragraph, which will be paid by the Company and the Bank on the Closing Date. The parties hereto acknowledge that the expense limitations set forth in this paragraph may be exceeded in the event of a material delay in the Offering that requires an update of financial information contained in the Registration Statement.

     SECTION 7. Indemnification.
                ----------------

               (a) The Bank and the Company jointly and severally agree to indemnify and hold harmless the Selling Agents, their officers, directors, agents and employees and each person, if any, who controls the Selling Agents within the meaning of Section 15 of the 1933 Act or
          Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation in the last sentence of paragraph (c) below), joint or several, that the Selling Agents or any of such persons may suffer or to which the Selling Agents or any such persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Selling Agents and any of such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Selling Agents or any of such persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement, or alleged untrue statement, of any material fact contained in any Reorganization

          Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky application or other instrument or document prepared, made or executed by or on behalf of the Company or the Bank or based upon written information or statements furnished or made by the Company or the Bank or their respective representatives (including counsel) which is filed in any jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (or any amendment or supplement thereto) (collectively, the "Blue Sky Application") or any application or other document, advertisement or communication prepared, made or executed by or on behalf of the Company or the Bank or based upon written information or statements furnished or made by the Bank or the Company or their respective representatives (including counsel) whether or not filed in any jurisdiction in order to register or qualify any or all of the Shares under the securities law thereof (the "Sales Information"); (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Blue Sky Application, the Sales Information or other documentation prepared by the Bank or the Company and distributed in connection with the Offering; except to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in, or omission or alleged omission of a material fact from, any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Blue Sky Application, the Sales Information or other documentation prepared by the Company or the Bank and distributed in connection with the Offering made in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Selling Agents or their representatives (including counsel) regarding the Selling Agents expressly for use in the Prospectus, which the Bank and the Company acknowledge includes only the information contained in the Prospectus under the captions "Summary of Prospectus-Marketing Agent" and "The Offerings-Plan of Distribution and Selling Commissions"; nor shall indemnification be required for material oral misstatements to a purchaser of Shares made by the Selling Agents which are not based upon information provided by the Company or the Bank in writing or based upon information contained in any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Blue Sky Application or the Sales Information or other documentation prepared by the Company or the Bank and distributed in connection with the Reorganization. In addition, neither the Company nor the Bank will be liable under the foregoing indemnification provisions to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court to have resulted from the Selling Agents' bad faith or negligence in performing the services to be performed by the Selling Agents under this Agreement. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act. For purposes of this Section 7, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs and out-of-pocket costs. The foregoing agreement to indemnify shall be in addition to any liability the Company or the Bank may otherwise have to the Selling Agents or the persons entitled to the benefit of these indemnification provisions.

               (b) The Selling Agents agree to indemnify and hold harmless the Company and the Bank, their respective officers, directors, agents and employees and each person, if any, who controls the Bank or the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation in the last sentence of paragraph
          (c) below), joint or several, that they or any of such persons may suffer or to which they or any such persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Bank and the Company and any of such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them or any of such persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Blue Sky Application, the Sales Information or other documentation prepared by the Company or the Bank and distributed in connection with the Offering; or (ii) arise out of or which are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that obligations of the Selling Agents under this paragraph shall exist only if and to the extent that such untrue statement or alleged untrue statement was made in, or such omission or alleged omission was from, any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Blue Sky Application, the Sales Information or other documentation prepared by the Bank or the Company and distributed in connection with the Offering in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Selling Agents or their representatives (including counsel) regarding the Selling Agents expressly for use in the Prospectus, which the Bank and the Company acknowledge includes only the information contained in the Prospectus under the captions "Summary of Prospectus-Marketing Agent" and "The Offerings-Plan of Distribution and Selling Commissions." In addition, the Selling Agents will not be liable under the foregoing indemnification provisions to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court to have resulted from the Bank's or the Company's bad faith or negligence. The foregoing agreement to indemnify shall be in addition to any liability the Selling Agents may otherwise have to the Company and the Bank or the persons entitled to the benefit of these indemnification provisions.

               (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened) or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 7 and Section 8 herein. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one firm of attorneys for the indemnified parties (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those of the other indemnified parties) in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit effected without its prior written consent.

               (d) The agreement contained in this Section 7 and in Section 8 hereof and the representations and warranties of the Bank and the Company set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Selling Agents or their directors, officers, agents, employees or controlling persons or by or on behalf of the Bank or the Company or their respective directors, officers, agents, employees or controlling persons; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

     SECTION 8. Contribution. If the indemnification of an indemnified party
                -------------
provided for in Section 7 of this Agreement is for any reason held unenforceable, the Bank and the Company, on the one hand, and the Selling Agents, on the other, agree to contribute to the losses, liabilities, claims, damages and expenses for which such indemnification is held unenforceable: (i) in such proportion as is appropriate to reflect the relative benefits to the Bank and the Company, on the one hand, and the Selling Agents, on the other, of the Reorganization as contemplated (whether or not the Reorganization is consummated), or (ii) if the application provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Bank and the Company, on the one hand, and the Selling Agents, on the other, as well as other equitable considerations. The Bank and the Company agree that for the purposes of this Section 8, the relative benefits to the Bank and the Company and the Selling Agents of the Conversion as contemplated shall be deemed to be in the same proportion that the total net proceeds from the Conversion and the Offering received by the Bank and the Company in connection with the Conversion bear to the total fees paid or to be paid to the Selling Agents under this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 8, each of the Selling Agents' officers and directors and each person, if any, who controls the Selling Agents within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Selling Agents, and each of the Company's and the Bank's officers and directors and each person, if any, who controls the Bank or the Company within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Bank and the Company. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect to which a claim for contribution may be made against another party, notify such other party, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 8. The Bank, the Company and the Selling Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata
                                  --- ----
allocation or by other method of allocation that does not take into account the equitable considerations referred to in this Section 8.

     SECTION 9. Conditions of the Selling Agents' Obligations. The obligations
                ----------------------------------------------
of the Selling Agents hereunder as to the Shares to be delivered at the Closing Date are subject, in the discretion of the Selling Agents, to the condition that all representations and warranties and other statements of the Bank and the Company herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Bank and the Company shall have performed in all material respects all of their respective obligations hereunder to be performed on or before such dates and to the following conditions:

          (a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m. on the date of this Agreement, or with the consent of the Selling Agents at a later time and date; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement or the consummation of the Conversion shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or any state securities or Blue Sky authority, and no order or other action suspending the effectiveness of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or threatened by the Division, the Bank Board, the FDIC or the FRB.

          (b) At the Closing Date, the Selling Agents shall have received:

               (1) The favorable opinion, dated as of the Closing Date addressed to the Selling Agents and for their and their counsel's benefit, of Foley, Hoag & Eliot, LLP ("Foley Hoag"), as to issues of federal and Massachusetts law set forth below. The opinion of Foley Hoag shall be in form and substance to the effect that:

                    (i) The Company has been duly incorporated and is validly
               existing as a mutual holding company under the laws of the Commonwealth of Massachusetts and upon the Conversion will become a duly organized and validly existing corporation in good standing under the laws of Massachusetts. The Bank has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts. Each of the subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

                    (ii) Each of the Company, the Bank and their subsidiaries
               has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and each of the Company, the Bank and their subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition or the business, operations, net income or prospects of the Company and the Bank taken as a whole.

                    (iii) The Company is a Massachusetts-chartered mutual
               holding company, and, at the Closing Date, will become a Massachusetts-chartered business corporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Bank is a Massachusetts-chartered stock savings bank, with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus. All of the outstanding capital stock of the Bank is duly authorized and validly issued, fully paid and non-assessable and owned by the Company, free and clear of any liens, encumbrances, claims or other restrictions.

                    (iv) The activities of each subsidiary of the Company and
               the Bank as described in the Registration Statement and Prospectus are permitted to subsidiaries of a Massachusetts-chartered savings bank and of a bank holding company, by the rules, regulations, policies and practices of the Division, the FDIC, the FRB and any other federal or state authority having jurisdiction over such matters. All of the outstanding stock of each subsidiary of the Company and the Bank has been duly authorized and validly issued and is fully paid and nonassessable; and all such stock is owned of record and beneficially by the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                    (v) Upon consummation of the Conversion and the Merger, the authorized, issued and outstanding equity capital of the Company will be as set forth in the Registration Statement and the Prospectus under the caption "Capitalization" and, other than in the Conversion, no shares of Common Stock, or securities exercisable into or exchangeable for Common Stock, will have been issued prior to the Closing Date and the Effective Date; at the time of the Conversion the Shares will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan, will be duly authorized and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to any preemptive rights. To such counsel's knowledge, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                    (vi) Each Conversion Application has been approved by the
               applicable regulatory authority pursuant to the Conversion Regulations, and, to such counsel's knowledge, no action has been taken or is pending or threatened to revoke any such approval.

                    (vii) Each Conversion Application, as amended or
               supplemented, if amended or supplemented, as filed with the applicable regulatory authority complied as to form in all material respects with the requirements of the Conversion Regulations.

                    (viii) The Division's approval of the Plan remains in full force and effect; the Company has duly adopted a Massachusetts stock charter and By-Laws effective upon consummation of the Conversion; the Company and the Bank have conducted the Conversion in all material respects in accordance with the requirements of the Conversion Regulations, federal law, all other applicable regulations, decisions and orders and the Plan, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company and the Bank by the Division, the Bank Board, the FDIC and the FRB; no order has been issued by the Division, the Bank Board, the FDIC or the FRB to suspend the Conversion or the Merger and no action for such purpose has been instituted or, to such counsel's knowledge, threatened by the Division, the Bank Board, the FDIC or the FRB; and, to such counsel's knowledge, no person has sought to obtain review of the final action of the Division in approving the Conversion Application or the Plan.

                    (ix) This Agreement has been duly authorized, executed and delivered by the Company and the Bank and is the legal, valid and binding agreement of the Company and the Bank, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership and other laws of general applicability relating to or affecting creditors' rights or the rights of creditors of depository institutions the deposits of which are insured by the BIF or the DIFM, to general principles of equity (whether considered in an action at law or in equity) and to the extent that rights to indemnity and contribution thereunder may be limited under applicable laws or under considerations of public policy.

                    (x) The Registration Statement is effective under the 1933
               Act and no stop order suspending effectiveness has been issued under the 1933 Act and, to such counsel's knowledge, no proceedings therefor have been initiated or threatened by the Commission or any state securities or Blue Sky authority.

                    (xi) All conditions imposed by regulatory authorities in
               connection with their respective approvals of the Conversion Applications have been satisfied, and no further approval, authorization, consent or other order of any federal or state board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or Blue Sky laws of various jurisdictions.

                    (xii) At the time the Registration Statement became
               effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) the Prospectus (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Conversion Regulations.

                    (xiii) The information in the Registration Statement and
               Prospectus under the captions "Risk Factors-Regulatory Oversight and Legislation" and "-Certain

               Anti-Takeover Provisions," "Regulation of Seacoast Financial and Subsidiaries," "Restrictions on Acquisition of Seacoast Financial and Subsidiaries" and "Description of Capital Stock of Seacoast Financial" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                    (xiv) The terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Shares is in due and proper form.

                    (xv) To such counsel's knowledge, there are no legal or
               governmental proceedings pending or threatened against the Company, the Bank or any subsidiary which are required to be disclosed in the Registration Statement and Prospectus other than those disclosed therein, and all pending legal and governmental proceedings to which the Company, the Bank or any subsidiary is the subject which are not disclosed in the Registration Statement, including ordinary routine litigation, are, considered in the aggregate, not material.

                    (xvi) To such counsel's knowledge, there are no material
               contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the description thereof or references thereto are correct in all material respects.

                    (xvii) To such counsel's knowledge, the Company, the Bank
               and the subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses taken as a whole, as described in the Registration Statement and Prospectus, all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Bank and the subsidiaries are in all material respects complying therewith.

                    (xviii) The Plan has been duly adopted by the required votes of the Board of Trustees and the corporators, including the "independent corporators," of the Company.

                    (xix) The Company is not in violation of its mutual Articles of Organization or By-Laws (and the Company will not be in violation of its Massachusetts stock Articles of Organization upon consummation of the Conversion); the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the Articles of Organization or By-Laws of the Company.

                    (xx) The Bank is not in violation of its Massachusetts stock charter or By-Laws; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or By-Laws of the Bank.

                    (xxi) To such counsel's knowledge, none of the subsidiaries is in violation of its charter or By-Laws; to such counsel's knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or By-Laws of such subsidiary.

                    (xxii) To such counsel's knowledge, neither the Company nor the Bank is in violation of any directive from the Division, the Bank Board, the FDIC or the FRB to make any material change in the method of conducting its business, and the Company and the Bank have conducted and are conducting their respective businesses so as to comply in all material respect with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Division, the Bank Board, the FDIC and the FRB).

                    (xxiii) Neither the Company nor the Bank is required to be registered as an investment company under the Investment Company Act of 1940.

                    (xxiv) The Company and the Bank have the power and authority to consummate the transactions contemplated by the Merger Agreement.

                    (xxv) The Merger Agreement has been duly authorized,
               executed and delivered by the Company and the Bank and constitutes the valid and binding obligation of the Company and the Bank enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

                    (xxvi) To such counsel's knowledge, all corporate acts and other proceedings required to be taken by or on the part of the Company and the Bank to consummate the transactions contemplated by the Merger Agreement have been properly taken; neither the execution and delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, with and without the giving of notice or the lapse of time, or both, will violate any provision of the Articles, Charter or Bylaws of the Company and the Bank.

                    (xxvii) Except as disclosed in such opinion, to such
               counsel's knowledge, there are no actions, suits, proceedings or investigations (public or private) of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by the Merger Agreement or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions.

                    (xxviii) All regulatory and governmental approvals and
               consents which are necessary to be obtained by the Company and the Bank and its subsidiaries to permit the execution, delivery and performance of the Merger Agreement have been obtained.

                    (xxix) All conditions precedent to consummation of the
               Merger have been satisfied or waived, including but not limited to those referenced in the Merger Agreement other than the delivery of the Exchange Shares, all statutory waiting periods with respect to all regulatory and governmental approvals of the Acquisition have expired and there are no facts or circumstances which would preclude the consummation of the Merger immediately after determination of the Exchange Ratio.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Massachusetts or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing (providing that such counsel states that the Selling Agents and its counsel are justified in relying upon such specified opinion or opinions), and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Bank and public officials; provided copies of any such opinion(s) or certificates are delivered to the Selling Agents together with the opinion to be rendered hereunder by such counsel.

     (2) The favorable opinion, dated as of the Closing Time, of Housley, Kantarian & Bronstein, counsel to Sandwich Bancorp and Sandwich Bank, concerning the following matters:

               (i) Sandwich Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of ______, and Sandwich Bank is a Massachusetts chartered cooperative bank duly organized, validly existing and in good standing under the laws of the Massachusetts.

               (ii) Sandwich Bancorp and Sandwich Bank have the power and authority to carry on their business as described in the Prospectus and to consummate the transactions contemplated by the Merger Agreement.

               (iii) The Merger Agreement has been duly authorized and approved by Sandwich Bancorp and the Merger Agreement and the transactions contemplated thereby have been approved by the requisite vote of Sandwich Bancorp's shareholders and duly authorized, executed and delivered by Sandwich Bancorp and the Merger Agreement constitutes the valid and binding obligation of Sandwich Bancorp enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

               (iv) To such counsel's knowledge, all acts and other proceedings required to be taken by or on the part of Sandwich Bancorp, including the adoption of the Merger Agreement by the shareholders of Sandwich Bancorp, and the necessary approvals, consents, authorizations or notifications required to be taken to consummate the transactions contemplated by the Merger Agreement, have been properly taken or obtained; neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Articles of Incorporation, Charter or Bylaws; or (ii) to the knowledge of such counsel, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of Sandwich Bancorp and Sandwich Bank pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which Sandwich Bancorp and Sandwich Bank are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to Sandwich Bancorp and Sandwich Bank, which would have a material adverse effect on the financial condition, assets, liabilities, or business of Sandwich Bancorp and Sandwich Bank; to the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body other than as specifically contemplated by the Merger Agreement is required for the consummation by Sandwich Bancorp and Sandwich Bank of the transactions contemplated by the Merger Agreement.

               (v) To such counsel's knowledge, there are no actions, suits, proceedings, or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Merger Agreement which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions.

               (vi) To such counsel's knowledge, there is no litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of Sandwich Bancorp or Sandwich Bank which would have a materially adverse effect on the consolidated financial condition of Sandwich Bancorp, or any legal impediment to the continued operation of the properties and business of Sandwich Bancorp and Sandwich Bank in the ordinary course after the consummation of the transactions contemplated by the Merger Agreement.

               (vii) All conditions precedent to consummation of the Merger have been satisfied, including but not limited to those referenced in Article ___ of the Merger Agreement, all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger have expired and there are no facts or circumstances which would preclude the immediate consummation of the Merger.

     (3) The letter of Foley Hoag addressed to the Selling Agents, dated the Closing Date, in form and substance to the effect that:

     During the preparation of the Conversion Applications, the Registration Statement and the Prospectus, such counsel participated in conferences with management of and the independent certified public accountants for the Company and the Bank. Based upon such conferences and such review of corporate records of the Company and the Bank as such counsel conducted in connection with the preparation of the Registration Statement and Conversion Applications, nothing has come to their attention that would lead them to believe that any Conversion Application, the Registration Statement, the Prospectus or any amendment or supplement thereto (other than financial statements, stock valuation information and other financial and statistical data included therein, as to which such counsel need express no view), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (4) The favorable opinion, dated as of the Closing Date, of Luse Lehman Gorman Pomerenk & Schick, P.C, counsel for the Selling Agents, with respect to such matters as the Selling Agents may reasonably require. Such opinion may rely upon certificates of officers and directors of the Company and the Bank delivered pursuant hereto or as such counsel shall reasonably request.

          (c) At the Closing Date, the Selling Agents shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and of the Chief Executive Officer and Chief Financial Officer of the Bank, dated the Closing Date, to the effect that: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the financial condition or in the net income, capital, properties, affairs or prospects of the Company and the Bank taken as a whole, whether or not arising in the ordinary course of business; (ii) the representations and warranties in Section 4 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iii) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply with all obligations to be satisfied by them after the Conversion; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or any state securities or Blue Sky authority; and (v) no order suspending the Offering, the Conversion or the effectiveness of the Prospectus has been issued and no proceedings for that purpose have been issued and no proceedings for that purpose have been initiated or threatened by the Division, the Bank Board, the FDIC or the FRB.

          (d) Prior to and at the Closing Date: (i) there shall have been no material adverse change in the financial condition or in the net income, affairs or prospects of the Company or the Bank taken as a whole since the respective dates as of which information is given in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company or the Bank taken as a whole since the latest dates as of which the financial condition of the Company and the Bank is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) neither the Company nor the Bank shall have received from the Division, the Bank Board, the FDIC or the FRB any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Selling Agents) or which would materially and adversely affect its business, operations, financial condition or net income; (iv) neither the Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or affecting any of their respective properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or net income of the Company and the Bank taken as a whole; and
     (vi) the Shares shall have been qualified or registered for offering and sale under the securities or Blue Sky laws of the jurisdictions set forth in the Blue Sky Survey of __________.

          (e) (1)Concurrently with the execution of this Agreement, the Selling Agents, the Company and the Bank shall receive a letter from Arthur Anderson dated the date hereof and addressed to the Selling Agents: (i) confirming that Arthur Anderson is a firm of independent certified public accountants with respect to the Company and the Bank within the meaning of the 1933 Act and the 1933 Act Regulations and the Code of Ethics of the American Institute of Certified Public Accountants and no information concerning its relationship with or interests in the Bank or the Company is required to be disclosed in the Prospectus, and stating in effect that in its opinion the consolidated financial statements of the Company included in the Prospectus and covered by its opinion included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company prepared by the Company, a reading of the minutes of the meetings of the Board of Trustees and corporators of the Company and Board of Directors of the Bank and consultations with officers of the Company responsible for financial and accounting matters, nothing has come to its attention which causes it to believe that: (A) the unaudited consolidated financial statements of the Company included in the Prospectus do not comply as to form in all material respects with applicable accounting requirements; (B) such unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; (C) during the period from the date of the latest audited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings by the Company or the Bank; or (D) there was any material decrease in retained earnings of the Company at the date of such letter as compared with amounts shown in the latest audited consolidated balance sheet included in the Prospectus or any material decrease in net income or net interest income of the Company for the number of full months commencing immediately after the period covered by the latest audited consolidated income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this paragraph (e), it has compared with the general accounting records of the Company's and/or the Bank's, as applicable, accounting system and other data prepared by the Company and/or the Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Selling Agents may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

          (2)Concurrently with the execution of this Agreement, the Selling Agents, the Company and the Bank shall receive a letter from Peat Marwick dated the date hereof and addressed to the Selling Agents: (i) confirming that Peat Marwick is a firm of independent certified public accountants with respect to Sandwich Bancorp and Sandwich Bank within the meaning of the 1933 Act and the 1933 Act Regulations and the Code of Ethics of the American Institute of Certified Public Accountants and no information concerning its relationship with or interests in Sandwich Bank or Sandwich Bancorp is required to be disclosed in the Prospectus, and stating in effect that in its opinion the consolidated financial statements of Sandwich Bancorp included in the Prospectus and covered by its opinion included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of Sandwich Bancorp prepared by Sandwich Bancorp, a reading of the minutes of the meetings of the Board of Directors and stockholders of Sandwich Bancorp and consultations with officers of Sandwich Bancorp responsible for financial and accounting matters, nothing has come to its attention which causes it to believe that: (A) the unaudited consolidated financial statements of Sandwich Bancorp included in the Prospectus do not comply as to form in all material respects with applicable accounting requirements; (B) such unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; (C) during the period from the date of the latest audited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings by Sandwich Bancorp or Sandwich Bank; or (D) there was any material decrease in retained earnings of Sandwich Bancorp at the date of such letter as compared with amounts shown in the latest audited consolidated balance sheet included in the Prospectus or any material decrease in net income or net interest income of Sandwich Bancorp for the number of full months commencing immediately after the period covered by the latest audited consolidated income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this paragraph
     (e), it has compared with the general accounting records of Sandwich Bancorp and/or Sandwich Bank, as applicable, accounting system and other data prepared by Sandwich Bancorp and/or Sandwich Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Selling Agents may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

          (f) At the Closing Date, the Selling Agents shall receive a letter from Arthur Anderson and Peat Marwick, dated the Closing Date, addressed to the Selling Agents, confirming the statements made by them in the letter delivered by it pursuant to paragraph (e) of this Section 9, the "specified date" referred to in clause (ii) (C) thereof to be a date specified in such letter, which shall not be more than five business days prior to the Closing Date.

          (g) At the Closing Date, the Selling Agents shall have received a letter from RP Financial, dated as of the Closing Date, confirming the Independent Valuation.

          (h) At the Closing Date, counsel to the Selling Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Bank in connection with the Conversion and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Selling Agents and counsel to the Selling Agents.

          (i) The Company and the Bank shall not have sustained since the date of the latest audited consolidated financial statements included in the Registration Statement and Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, which is in the judgment of the Selling Agents sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

          (j) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading fixed, or maximum ranges for prices for securities required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority;
     (ii) a general moratorium on the operation of commercial banks, federal or state savings and loan associations or savings banks in Massachusetts or a general moratorium on the withdrawal of deposits from commercial banks, federal or state savings and loan associations or savings banks in Massachusetts declared by either federal or Massachusetts authorities;
     (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, a national emergency or war; or (iv) a material decline in the price of equity or debt securities, if the effect of such a decline, in the judgment or the Selling Agents, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, or by ________, 1998, this Agreement and all of the Selling Agents' obligations hereunder may be canceled by the Selling Agents by notifying the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 6, 7 and 8 hereof.

Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Bank and the Company jointly and severally agree to reimburse the Selling Agents for all of the Selling Agents' out-of-pocket expenses reasonably incurred by the Selling Agents, including any legal fees (and out-of-pocket expenses) to be paid to the Selling Agents' counsel, subject to the limits expressed in Section 6 hereof, and an advisory and administrative services fee of $______ in connection with the preparation of the Registration Statement and the Prospectus and in contemplation of the proposed Offering.

     SECTION 10. Termination.
                 ------------

          (a) In the event the Company fails to sell the minimum number of Shares in the Offering as set forth in the Prospectus and does not modify the Offering within the period specified in, and in accordance with the provisions of, the Plan or as required by the Conversion Regulations, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest, as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Bank and/or the Company as set forth in Sections 1, 6, 7 and 8 hereof.

          (b) This Agreement may be terminated by the Selling Agents, with respect to the Selling Agents' obligations hereunder, by notifying the Company at any time or prior to the Closing Date, if any of the conditions specified in Section 9 hereof shall not have been fulfilled when and as required by this Agreement or if the Conversion has not been completed by ______, 1998.

     SECTION 11. Survival. The respective indemnities, agreements,
                 ---------
representations, warranties and other statements of the Bank, the Company and the Selling Agents, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Selling Agents or any of the Selling Agents' officers or directors or any person controlling the Selling Agents, or the Bank or the Company, or any of their respective officers or directors or any person controlling the Bank or the Company, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

     SECTION 12. Miscellaneous. Notices hereunder, except as otherwise provided
                 --------------
herein, shall be given in writing or by telegraph, addressed (a) to Ryan, Beck at 220 South Orange Avenue, Livingston, New Jersey 07039-5817 (Attention: Ben A. Plotkin, President), and to McConnell Budd at 365 South Street, Morristown, New Jersey 07960 (attention: William J. Downes, Managing Director), with a copy to Luse Lehman Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, N.W., Suite 400, Washington, D.C. 20015 (Attention: Robert Lipsher, Esq.). and (b) to the Bank and the Company at the Bank's principal office (Attention: Kevin G. Champagne, President and Chief Executive Officer), with a copy to Foley, Hoag and Eliot, LLP, One Post Office Square, Boston, Massachusetts 02109 (Attention:
Carol Hempfling Pratt, Esq.).

     This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officers and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of any of the Shares.

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     Time shall be of the essence of this Agreement.

     This Agreement may be signed in various counterparts which together will constitute one agreement.

     If the foregoing correctly sets forth the arrangement among the Company, the Bank and the Selling Agents, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement.


SEACOAST FINANCIAL SERVICES CORPORATION         COMPASS BANK FOR SAVINGS



By:                                             By:
   ----------------------------------------        -----------------------------
   Kevin G. Champagne, President                   Kevin G. Champagne, President
   and Chief Executive Officer                     and Chief Executive Officer


Accepted as of the date first above written.


RYAN, BECK & CO., INC.                          MCCONNELL, BUDD & DOWNES, INC.


By:                                             By:
   ----------------------------------------        -----------------------------
   Ben A. Plotkin, President                       William J. Downes,
                                                   Managing Director

                                                                       EXHIBIT B


                     SEACOAST FINANCIAL SERVICES CORPORATION
             21,160,000 (Anticipated Maximum) Shares of Common Stock
                           (par value $.01 per share)


                           Selected Dealers' Agreement
                           ---------------------------

                                                         _________________, 1998


     We have agreed to assist Seacoast Financial Services Corporation (the "Company"), and Compass Savings Bank (the "Bank") in connection with the offer and sale of up to___________ shares of the Company's common stock, $.01 par value per share (the "Common Stock"), in connection with the mutual holding company reorganization (the "Reorganization") of the Company. The total number of shares of Common Stock to be offered may be increased to allow for the sale of up to an additional 15% of the shares (or a total of 21,160,000 shares). The price per share will be fixed at $10.00. The Common Stock, the number of shares to be issued and certain of the terms on which they are being offered are more fully described in the enclosed prospectus dated _____________, 1998 (the "Prospectus").

     In connection with the Reorganization, the Company has offered the Common Stock in a Subscription Offering (to the Bank's Eligible Account Holders, the Bank's Supplemental Eligible Account Holders , the Bank's Employee Stock Ownership Plan, and the Bank's employees, officers and trustees) and in a concurrent Community Offering to certain members of the general public (capitalized terms not otherwise defined herein are as defined in the Prospectus). The Common Stock is also being offered in accordance with the Company's Plan of Reorganization From a Mutual Holding Company to a Stock Holding Company (the "Plan") by a selling group of broker dealers in a Syndicated Community Offering.

     We are offering the selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock and we will use our best efforts to cause the Company to pay you directly a fee in the amount of 6.0% of the dollar amount of the Common Stock sold on behalf of the Company by you. The dollar amount of shares sold on behalf of the Company by you shall be evidenced (1) on the Stock Subscription Agreements supplied by the Company executed by subscribers or executed by your firm on behalf of subscribers, pursuant to authority previously given, or (2) on a summary record as may be prepared by your firm (the "Purchase Record"). Subscribers who elect to use Subscription Agreements must make checks payable to "The 1855 Bancorp".

     It is understood that (i) Stock Subscription Agreements or the Purchase Record must bear the authorized designation of your firm; (ii) Stock Subscription Agreements or the Purchase Record executed by you shall indicate the true and correct beneficial subscribers for the indicated shares; and

(iii) payment of your fee for the shares sold on behalf of the Company by you will be made directly by the Company.


     Each Stock Subscription Agreement or Purchase Record must precisely set forth the Taxpayer Identification Number, number of shares, county, and state of residence of the beneficial subscriber for each order and the name in which each certificate for Common Stock should be issued and delivered.

     Each order form for the purchase of Common Stock must set forth the
                                                      ----
identity and address of each person to whom the certificates for such Common
--------     -------
Stock should be issued and delivered. Such order form should clearly identify your firm. You shall instruct any subscriber who elects to send his or her order form to you to make any accompanying check payable to "The 1855 Bancorp".

     This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers who are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD"), who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of
Article III of the NASD's Rules of Fair Practice, or (ii) foreign dealers not eligible for membership in the NASD who agree (A) not to sell any Common Stock within the United States, its territories or possessions or to persons who are citizens thereof or residents therein and (B) in making other sales to comply with the NASD Interpretation referred to above, Sections 8, 24 and 36 of the above-referenced Article III and Section 25 of such Article III as if they were NASD members, and Section 25 of such Article III as it applies to non-member brokers or dealers in a foreign country.

     Orders for Common Stock will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our unfettered discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise and to allot. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Common Stock. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934) (the "1934 Act") with respect to the Common Stock during the Reorganization.

     We and each selected dealer assisting in selling the Common Stock pursuant hereto agree to comply with the applicable requirements of the 1934 Act and applicable state rules and regulations. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the 1934 Act as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

     We and each selected dealer further agree to the extent that our customers' desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the 1934 Act, either (a) upon receipt of an executed Subscription Agreement or direction to execute a Subscription Agreement on behalf of a customer to forward the offering price of the Common Stock ordered on or before 12 noon, Eastern time, of the next business day following receipt or execution of a Subscription Agreement by us to the Company for deposit in a segregated account or (b) to solicit indications of interest, in which event (i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return a Subscription Agreement or to receive authorization to execute the Subscription Agreement on the customer's behalf,
(ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the third business day (the "Debit Date") following receipt of the confirmation referred to in (i) and (iv) we will forward completed Subscription Agreements together with such funds to the Company on or before 12 noon, Eastern time, on the next business day following the Debit Date for deposit in a segregated account. We and each selected dealer acknowledge that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the Debit Date.

     Unless earlier terminated by us, this Agreement shall terminate upon the Closing Date of the Reorganization. We may terminate this Agreement or any provision hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the Reorganization.

     You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of shares of Common Stock sold on behalf of the Company by you under this Agreement.

     We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

     Upon application to us, we will inform you as to the states in which we believe the Common Stock has been qualified for sale under, or is exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

     Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

     Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Ryan, Beck & Co., Inc., 220 South Orange Avenue, Livingston, New Jersey 07039-5817. The enclosed duplicate copy will evidence the agreement between us.

                                          RYAN, BECK & CO., INC.



                                          By:___________________________________
                                             Ben A. Plotkin, President


CONFIRMED AS OF:


_______________________________, 1998

_________________________________________
              (Name of Dealer)

By:______________________________________

Its:_____________________________________

                                                                       EXHIBIT C


     Ryan, Beck is registered in all U.S. jurisdictions except Arkansas.





                                       C-1